Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-190620

Prospectus Supplement to Prospectus dated August 30, 2013

4,500,000 Shares

Common Stock

The selling stockholders identified in this prospectus supplement are offering 4,500,000 shares. ZELTIQ Aesthetics, Inc. will not receive any of the proceeds from the sale of the shares being offered hereby.

The common stock is quoted on The NASDAQ Global Select Market under the symbol “ZLTQ”. The last reported sale price of the common stock on November 7, 2013 was $13.55 per share.

See “Risk Factors” beginning on page S-5 to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$13.00	$58,500,000
Underwriting discount	$0.78	$3,510,000
Proceeds, before expenses, to the selling stockholders(1)	$12.22	$54,990,000

(1)	See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and expenses.

To the extent that the underwriters sell more than 4,500,000 shares of common stock, the selling stockholders have granted the underwriters the option to purchase up to an additional 675,000 shares at the initial price to public less the underwriting discount.

The underwriters expect to deliver the shares against payment in New York, New York on November 14, 2013.

Goldman, Sachs & Co.	J. P. Morgan

Canaccord Genuity	William Blair

Prospectus Supplement dated November 7, 2013.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. We sometimes refer to the shares of our common stock as the “shares” throughout this prospectus supplement and the accompanying prospectus.

This prospectus supplement describes the terms of the offering by the selling stockholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated August 30, 2013, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and in any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with different information from or in addition to that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized for use in connection with this offering. Neither we, the selling stockholders nor the underwriters take any responsibility for, and can provide no assurance as to, the reliability of any information others may give you. This document may only be used where it is legal to sell these shares. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus authorized for use in connection with this offering, is accurate as of any date other than its respective date, regardless of when this prospectus supplement and the accompanying prospectus is delivered, or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “ZELTIQ,” the “Company,” the “Registrant,” “us,” “we” and “our” are to ZELTIQ Aesthetics, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including “Risk Factors” beginning on page S-5 in this prospectus supplement, before making an investment decision.

Business Overview

ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. Our first commercial product, the CoolSculpting system, is designed to selectively reduce stubborn fat that may not respond to diet or exercise. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology that uses precise controlled-cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. We developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer. We are focused on selling our CoolSculpting systems and consumable procedure packs to dermatologists, plastic surgeons and other physicians in North America and certain international markets. We have clearance from the Food and Drug Administration, or FDA, to market CoolSculpting for the selective reduction of fat around the flanks and abdomen.

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Highly Differentiated, Proprietary Controlled-Cooling Technology—CoolSculpting’s core technology was developed by Harvard scientists Dr. R. Rox Anderson and Dr. Deiter Manstein, two pioneers in the aesthetic industry. The CoolSculpting system has completed randomized FDA clinical trials and its efficacy has been supported in the marketplace to deliver demonstrated, repeatable and consistent results through over 850,000 total procedures shipped as of November 1, 2013. Its controlled-cooling technology is a differentiated approach to selectively destroy fat cells while leaving other healthy tissue unharmed. We currently hold 84 worldwide patents and 102 worldwide pending patents.

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Large, growing and underpenetrated market opportunity—Americans spent almost $11 billion on cosmetic procedures in 2012. We believe we are in the early stages of penetrating a large and growing market opportunity for non-invasive body contouring. We estimate there are approximately 30,000 aesthetic practices worldwide, of which we are initially targeting 5,000 of these practices that typically adopt advanced technologies and are thought leaders in the industry. As of September 30, 2013, we believe we had approximately 1,900 systems installed across approximately 1,700 practices worldwide. We also believe CoolSculpting appeals to many subsets of the patient population and positive outcomes are drawing new patients, such as males, into the aesthetic channel. We believe that a significant percentage of CoolSculpting patients had never before had an aesthetic treatment. Based on independent third party patient survey results and an analysis of U.S. Census-based patient demographics such as body mass index, income and age, we believe the target U.S. market for non-invasive body sculpting treatment consists of 4-10 million potential patients.

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Highly Optimized, Experienced and Fully Trained Sales Force—In the first quarter of 2013, we restructured our North America sales force into a bifurcated organization that has produced stronger focus and results on system sales and high-margin consumable sales. This organization is split between Account Managers, who focus on system sales, and Product Support Specialists, who focus on assisting practices to market CoolSculpting to patients and driving system utilization. We also recently hired several high quality, experienced sales representatives and sales management personnel in both categories and retrained the sales organization to optimize performance in their respective roles. This initiative has resulted in improved system placements to both existing and new practices, as well as increased system utilization, contributing to our recent revenue growth. We believe our sales force will continue to generate increased physician adoption and patient awareness momentum in the marketplace. We also believe that our focus on driving system utilization will offer the opportunity to drive increased sales of our high gross margin consumable procedure packs.

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Re-Aligned, Focused and Efficient Marketing Strategy—We also recently re-aligned our marketing strategy in order to accelerate revenues while reducing overall sales and marketing spend. Our strategy changed from a model focused on national consumer advertising to a more efficient model, focused on establishing co-operative physician partnerships that create tailored, local patient marketing programs to achieve greater awareness and demand. As part of this marketing strategy, we recently launched Treatment to Transformation (T2T), a customized assessment and treatment protocol, which has revolutionized the way physicians use CoolSculpting to deliver improved outcomes and high patient satisfaction. We believe this clinical protocol will be instrumental in improving our system utilization and driving incremental system sales in existing practices. Its adoption is expected to be a significant contributor as we seek to achieve our long term growth objectives. Our recently launched point-of-sale data collection system, CoolConnect™, is being rolled out across our installed base to collect real-time sales, demographic and marketing data that we believe will further optimize these marketing strategies.

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Industry-First Physician Training and Education Programs—To further support our customized marketing approach, we created the ZELTIQ Training Center where we hold our training program, CoolSculpting University (CSU). CSU is focused on physician training and education program to optimize patient outcomes. This sophisticated program invites practices to attend hands-on training where they learn the proper techniques for Treatment to Transformation, including 360 degree body assessment, applicator placement and patient consultation. Physicians are also trained on a specific practice enhancement execution protocol designed to accelerate utilization and maximize the use of their CoolSculpting system(s) that includes branding, grassroots initiatives and digital marketing tactics. Physicians are then visited in the field by our Practice Support Specialists to further customize the program to a local practice and to ensure it is delivering improved patient flow. We believe this program is particularly well suited to the aesthetics industry and we have received strong feedback from physicians on its early success.

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Streamlined R&D Focus and Responsible Capital Deployment—Our R&D efforts and associated capital deployment have been recently streamlined to focus on making the CoolSculpting procedure safer, faster and more efficacious. Our early research is focused on optimizing the patient experience and increasing practice efficiency by reducing treatment duration. In the long-term, we remain focused on expanding applications and indications for CoolSculpting into areas with a smaller volume of fat on the body and we intend to have a new applicator released or an expanded indication by the end of 2014.

We were originally incorporated in Delaware in March 2005 as Juniper Medical, Inc. In July 2007, we changed our name to ZELTIQ Aesthetics, Inc. Our principal corporate offices are located at 4698 Willow Road, Suite 100, Pleasanton, CA 94588, and our telephone number is (925) 474-2500. Our website is located at www.coolsculpting.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. Our website address is included in this document as an inactive textual reference only.

Summary Historical Financial Data

The tables below present summary historical consolidated financial data. The summary consolidated financial data as of and for the years ended December 31, 2012, 2011 and 2010, is derived from our audited consolidated financial statements. The summary consolidated financial data as of and for the nine months ended September 30, 2013, and for the nine months ended September 30, 2012, is derived from our unaudited consolidated financial statements. The unaudited consolidated financial statement data includes, in the opinion of management, all normal recurring adjustments that are necessary for a fair presentation of our financial position and results of operations for these periods. This information is only a summary and is not necessarily indicative of the results of our future operations. You should read this data in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report, quarterly reports and other information on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(in thousands, except share and per share data)
Statements of Operations Data:
Revenue	$75,785	$57,597	$76,194	$68,144	$25,461
Cost of revenue	23,462	19,096	25,506	26,101	12,295

Gross profit	52,323	38,501	50,688	42,043	13,166

Operating expenses:
Research and development	11,904	9,217	12,693	10,488	8,222
Sales and marketing	42,654	39,632	51,167	28,953	11,987
General and administrative	11,808	13,169	16,867	11,299	5,873

Total operating expenses	66,366	62,018	80,727	50,740	26,082

Loss from operations	(14,043)	(23,517)	(30,039)	(8,697)	(12,916)
Interest income (expense), net	60	100	129	(93)	(497)
Other income (expense), net	162	(108)	(92)	(765)	(120)

Loss before provision for income taxes	(13,821)	(23,525)	(30,002)	(9,555)	(13,533)
Provision for income taxes	79	103	141	48	—

Net loss	(13,900)	(23,628)	(30,143)	(9,603)	(13,533)
Cumulative dividends on convertible preferred stock	—	—	—	(5,099)	(5,426)
Net loss attributable to common stockholders	$(13,900)	$(23,628)	$(30,143)	$(14,702)	$(18,959)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.69)	$(0.87)	$(1.96)	$(20.19)

Weighted average shares of common stock outstanding used in computing net loss attributable to common stockholders, basic and diluted	36,048,303	34,444,680	34,776,380	7,506,282	939,028

September 30, 2013
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$24,219
Working capital	41,989
Total assets	84,021
Total stockholders’ equity	63,567

The Offering

Issuer	ZELTIQ Aesthetics, Inc.

Shares offered by the selling stockholders	4,500,000 shares (or 5,175,000 shares if the underwriters exercise their option to purchase additional securities in full)

Shares outstanding	36,289,608 shares(1)

Use of proceeds	We will not receive any proceeds from the sale of the shares offered hereby. See “Use of Proceeds” in this prospectus supplement.

NASDAQ Symbol	“ZLTQ”

Risk Factors	See “Risk Factors” beginning on page S-5 in this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of our shares that will be outstanding after the offering is based on 36,289,608 shares outstanding as of September 30, 2013, and excludes (i) 4,043,093 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.07 per share, (ii) 1,973,952 shares issuable upon the vesting of outstanding restricted stock units, and (iii) 1,621,727 additional shares reserved for future issuance under our incentive compensation plans, including our 2011 employee stock purchase plan.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks described below, as well as the information and financial statements contained in the documents incorporated by reference herein. You should consider these risks in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

We have limited operating experience and a history of net losses, and we may never achieve or maintain profitability.

We have a limited operating history, with our first commercial sales of CoolSculpting for the selective reduction of fat in the United States occurring in late 2010. We have incurred significant net losses since our inception, including net losses of approximately $30.1 million in 2012 and $9.6 million in 2011. Our net loss for the nine months ended September 30, 2013, was $13.9 million, and as of September 30, 2013, we had an accumulated deficit of $127.7 million. We will continue to incur significant expenses for the foreseeable future as we expand our sales and marketing, research and development, and clinical and regulatory activities. We may never generate sufficient revenues to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Further, because of our limited operating history and because the market for aesthetic products is rapidly evolving, we have limited insight into the trends or competitive products that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. We may not be able to successfully address any or all of these risks, and the failure to adequately do so could cause our business, results of operations, and financial condition to suffer.

We may not be able to correctly estimate or control our future operating expenses, which could lead to cash shortfalls.

Our operating expenses may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

•	our commercialization strategy;

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the time, resources, and expense required to develop and conduct clinical trials and seek additional regulatory clearances and approvals for additional treatment indications for CoolSculpting and for any additional products we may develop;

•	the costs of preparing, filing, prosecuting, defending, and enforcing patent claims and other patent related costs, including litigation costs and the results of such litigation;

•	any adverse events associated with CoolSculpting or product liability or other lawsuits related to our products and the costs associated with defending them or the results of such lawsuits;

•	the costs to attract and retain personnel with the skills required for effective operations; and

•	the costs associated with being a public company.

Further, our budgeted expense levels are based in part on our expectations concerning future revenues from CoolSculpting. We may be unable to reduce our expenditures in a timely manner to compensate for any unexpected shortfalls in revenue. Accordingly, a significant shortfall in market acceptance or demand for CoolSculpting could have an immediate and material adverse impact on our business and financial condition.

Economic uncertainty has reduced and may continue to reduce patient demand for our products; if there is not sufficient patient demand for the procedures for which our products are used, practitioner demand for these systems could drop, resulting in unfavorable operating results.

The aesthetic industry in which we operate is particularly vulnerable to economic trends. The decision to undergo a procedure from our systems is driven by consumer demand. Procedures performed using our systems are elective procedures, the cost of which must be borne by the patient, and are not reimbursable through government or private health insurance. In times of economic uncertainty or recession, individuals often reduce the amount of money that they spend on discretionary items, including aesthetic procedures. The general economic difficulties being experienced and the lack of availability of consumer credit for some of our customers’ patients are adversely affecting the market in which we operate.

If the economic hardships our customers’ patients face continue or worsen, our business would be negatively impacted and our financial performance would be materially harmed in the event that any of the above factors discourage patients from seeking the procedures for which our products are used.

Due to a number of factors outside of our direct control, our financial results may fluctuate unpredictably, which could adversely affect our stock price.

Our limited operating history and the rapid evolution of the markets for medical technologies and aesthetic products make it difficult for us to predict our future performance. In addition, a number of factors, many of which are outside of our control, may contribute to fluctuations in our financial results, such as:

•	quarter to quarter variation in customer demand for purchasing CoolSculpting systems;

•	the inability for customers to obtain any necessary financing;

•	changes in the length of the sales process;

•	performance of our international distributors;

•	media coverage of CoolSculpting and positive or negative patient experiences, the procedures or products of our competitors, or our industry;

•	our ability to maintain our current or obtain further regulatory clearances or approvals;

•	delays in, or failure of, product and component deliveries by our third-party contract manufacturers or suppliers;

•	seasonal or other variations in patient demand for aesthetic procedures;

•	introduction of new aesthetic procedures or products that compete with CoolSculpting; and

•	adverse changes in the economy that reduce patient demand for elective aesthetic procedures.

Fluctuations in our financial results could negatively affect our stock price.

We are dependent upon the success of CoolSculpting, which has a limited commercial history. If the market acceptance for CoolSculpting fails to grow significantly, our business and future prospects will be harmed.

We commenced commercial sales of CoolSculpting for the selective reduction of fat in the United States in late 2010, and expect that the revenues we generate from sales of our CoolSculpting system and from CoolSculpting consumable revenues will account for substantially all of our revenues for at least the next several years. Accordingly, our success depends on the continued and growing acceptance among customers and patients of CoolSculpting as a preferred aesthetic treatment for the selective reduction of fat. Although we have received FDA clearance to market CoolSculpting for the selective reduction of fat in the flanks and abdomen in the United States and are approved or are otherwise free to market CoolSculpting in numerous international markets, increased acceptance among customers and patients of CoolSculpting may not occur. We cannot assure you that demand for CoolSculpting will continue or grow among customers and patients. Because we expect to derive substantially all of our revenue for the foreseeable future from sales of CoolSculpting systems and from fees associated with each CoolSculpting procedure, any failure of this product to satisfy customer or patient demand will harm our business and future prospects.

Our ability to market CoolSculpting in the United States is limited to the non-invasive reduction of fat around the flanks and abdomen, and if we want to expand our marketing claims, we will need to obtain additional FDA clearances or approvals, which may not be granted.

We currently have FDA clearance to market CoolSculpting in the United States for the non-invasive reduction of fat around the flanks, an area commonly known as the “love handles,” and for the abdomen area. This clearance restricts our ability to market or advertise CoolSculpting treatment for other specific body areas, which could limit customer and patient adoption of CoolSculpting. Developing and promoting new treatment indications and protocols and new treatment applicators for our CoolSculpting system are elements of our growth strategy, but we cannot predict when or if we will receive the clearances required to so implement those elements. In addition, we will be required to conduct additional clinical trials or studies to support our applications, which may be time-consuming and expensive, and may produce results that do not result in FDA clearances. In the event that we do not obtain additional FDA clearances, our ability to promote CoolSculpting in the United States will be limited. Because we anticipate that sales in the United States will account for a substantial majority of our revenues for the foreseeable future, ongoing restrictions on our ability to market CoolSculpting in the United States could harm our business and limit our revenue growth.

Customers must make significant capital expenditures to purchase our CoolSculpting systems, which makes it difficult to increase our customer base, and if we are not able to convince customers to make this capital expenditure, our ability to grow our business will be harmed.

Customers must make significant capital expenditures to purchase our CoolSculpting systems, and our ability to increase the number of customers willing to make these significant capital expenditures and make CoolSculpting a significant part of their practices depends on the success of our sales and marketing programs. We must be able to demonstrate that the cost of our CoolSculpting system and the revenue that a customer can derive from performing CoolSculpting procedures are compelling when compared to the costs and revenues associated with alternative aesthetic treatments the customer may offer. In addition, alternative treatments may be invasive, minimally-invasive, or non-invasive, and we must, in some cases, overcome a bias against non-invasive aesthetic procedures for fat reduction, principally from plastic surgeons. Further, we believe our marketing programs, including our co-op customer marketing programs, will be critical in driving additional CoolSculpting procedures, but these programs require customer commitment and involvement to succeed. If we are unable to increase customer adoption and use of CoolSculpting, our financial performance will be adversely affected.

If there is not sufficient patient demand for CoolSculpting procedures, our financial results and future prospects will be harmed.

The CoolSculpting procedure is an elective procedure, the cost of which must be borne by the patient, and is not reimbursable through government or private health insurance. The decision to undergo a CoolSculpting procedure is thus driven by patient demand, which may be influenced by a number of factors, such as:

•	the success of our sales and marketing programs, including our co-op customer marketing initiatives, as to which we have limited experience;

•	the cost, safety, and effectiveness of CoolSculpting versus other aesthetic treatments;

•	the price of CoolSculpting relative to other aesthetic products and alternative treatments;

•	the willingness of patients to wait up to four months post-treatment to notice the aesthetic results of a CoolSculpting procedure;

•	the ability to obtain regulatory clearance to market CoolSculpting for additional treatment indications in the United States;

•	the adverse event profile of CoolSculpting, including warnings, side effects, and contraindications, which are subject to change;

•	the extent to which our customers recommend CoolSculpting to their patients;

•	our success in attracting consumers who have not previously purchased an aesthetic procedure;

•	the extent to which our CoolSculpting procedure satisfies patient expectations;

•	our ability to properly train our customers in the use of CoolSculpting such that their patients do not experience excessive discomfort during treatment or adverse side effects;

•	consumer sentiment about the benefits and risks of aesthetic procedures generally and CoolSculpting in particular;

•	the success of any direct-to-consumer marketing efforts we initiate; and

•	general consumer confidence, which may be impacted by economic and political conditions.

Our success depends in part upon patient satisfaction with the effectiveness of CoolSculpting.

To generate repeat and referral business, patients must be satisfied with the effectiveness of CoolSculpting. Our clinical studies demonstrate that a single CoolSculpting procedure noticeably and measurably reduces the fat layer within a treated fat bulge without requiring diet or exercise. However, we designed CoolSculpting to address the aesthetic concerns of individuals who have stubborn fat bulges. Although there are no technical or regulatory restrictions on the use of CoolSculpting based on patient weight, we believe patients who are significantly obese and who do not have specific fat bulges but require significant fat reduction to achieve aesthetic results are better candidates for invasive and minimally-invasive procedures not offered by us. In addition, results obtained from a CoolSculpting procedure occur gradually over a period of two to four months after treatment and patient perception of their results may vary. Although we train our customers to select the appropriate patient candidates for a CoolSculpting procedure, explain to their patients the time period over which the results from a CoolSculpting procedure will occur, and take before and after photographs of a patient, our customers may not select appropriate patient candidates or CoolSculpting may produce results that may not meet patients’ expectations. If patients are not satisfied with the long term aesthetic benefits or safety of CoolSculpting, or feel that it is too expensive for the results obtained, our reputation and future sales will suffer. As market experience of CoolSculpting increases and more procedures are performed, we may learn more about the risk profile of the CoolSculpting system and receive reports of new side effects. For example, we have received reports of rare side effects, including late-onset pain, subcutaneous induration, which is hardening of normally soft tissue under the skin, hernia, and paradoxical hyperplasia, which is unusually enlarged tissue volume in the treatment area.

We have limited experience with our direct sales and marketing force and any failure to build and manage our direct sales and marketing force effectively could have a material adverse effect on our business.

We rely on a direct sales force to sell CoolSculpting in the United States, Canada and certain markets in Europe. To meet our anticipated sales objectives, we expect to grow our direct sales and marketing organization in these countries significantly over the next several years and intend to opportunistically build a direct sales and marketing force in certain international markets. There are significant risks involved in building and managing our sales and marketing organization, including risks related to our ability to:

•	hire qualified individuals as needed;

•	generate sufficient leads within our target customer group for our sales force;

•	provide adequate training for the effective sale and marketing of CoolSculpting;

•	retain and motivate our direct sales and marketing professionals; and

•	effectively oversee geographically dispersed sales and marketing teams.

Our failure to adequately address these risks could have a material adverse effect on our ability to increase sales and use of our CoolSculpting systems, which would cause our revenues to be lower than expected and harm our results of operations. In addition, as we transition to direct sales in certain international markets, consistent with our sales strategy, the transition may result in a slow-down of growth or even a reduction in sales in those markets during the transition process as our distributors anticipate losing the ability to sell our products. Furthermore, our transition to direct sales in certain international markets could impact the performance of distributors in otherwise unaffected international markets as distributors may anticipate that their territories may be transitioned in the future.

To market and sell CoolSculpting in markets outside of North America, we mainly depend on third-party distributors.

We currently depend on third-party distributors to sell, market, and service our CoolSculpting systems in certain markets outside of North America and to train our customers in these markets. We may need to engage additional third-party distributors to expand in new markets outside of North America. We are subject to a number of risks associated with our dependence on these third parties, including:

•	we lack day-to-day control over the activities of third-party distributors;

•	third-party distributors may not commit the necessary resources to market, sell, and service our systems to the level of our expectations;

•	third-party distributors may not be as selective as we would be in choosing customers to purchase CoolSculpting systems or as effective in training customers in marketing and patient selection;

•	third-party distributors may terminate their arrangements with us on limited, or no, notice or may change the terms of these arrangements in a manner unfavorable to us; and

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disagreements with our distributors could require or result in costly and time-consuming litigation or arbitration which we could be required to conduct in jurisdictions with which we are not familiar.

If we fail to establish and maintain satisfactory relationships with our third-party distributors, our revenues and market share may not grow as anticipated, and we could be subject to unexpected costs, each of which would harm our results of operations and financial condition.

To successfully market and sell CoolSculpting in markets outside of North America, we must address many issues with which we have limited experience.

Sales in markets outside of North America accounted for approximately 26% of our revenues for each of the years ended December 31, 2012 and 2011, and 19% for the nine months ended September 30, 2013. We believe that a significant percentage of our business will continue to come from sales in markets outside of North America through increased penetration in countries where we currently market and sell CoolSculpting directly and through our third-party distributor network, combined with expansion into new international markets. However, international sales are subject to a number of risks, including:

•	difficulties in staffing and managing our international operations;

•	increased competition as a result of more products and procedures receiving regulatory approval or otherwise being free to market in international markets;

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	reduced or varied protection for intellectual property rights in some countries;

•	export restrictions, trade regulations, and foreign tax laws;

•	fluctuations in currency exchange rates;

•	foreign certification and regulatory clearance or approval requirements;

•	difficulties in developing effective marketing campaigns in unfamiliar foreign countries;

•	customs clearance and shipping delays;

•	political, social, and economic instability abroad, terrorist attacks, and security concerns in general;

•	preference for locally produced products;

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potentially adverse tax consequences, including the complexities of foreign value-added tax systems, tax inefficiencies related to our corporate structure, and restrictions on the repatriation of earnings;

•	the burdens of complying with a wide variety of foreign laws and different legal standards; and

•	increased financial accounting and reporting burdens and complexities.

If one or more of these risks were realized, it could require us to dedicate significant financial and management resources which could negatively affect our financial results.

Our inability to effectively compete with our competitors may prevent us from achieving significant market penetration or improving our operating results.

The medical technology and aesthetic product markets are highly competitive and dynamic, and are characterized by rapid and substantial technological development and product innovations. Demand for CoolSculpting could be limited by the products and technologies offered by our competitors, including newly announced products and technologies, whether or not effective. We designed CoolSculpting to address the aesthetic concerns of individuals who have stubborn fat bulges. Patients who are obese and who do not have specific fat bulges but require significant fat reduction to achieve aesthetic results are candidates for invasive and minimally-invasive procedures, such as liposuction and laser-assisted liposuction. Patients who do not require significant fat reduction to achieve meaningful aesthetic results explore non-invasive fat reduction and body contouring procedures to avoid the pain, expense, downtime, and surgical risks associated with invasive and minimally-invasive procedures. In the United States, the FDA has cleared the marketing of a laser energy-based product for body contouring. The laser energy-based product, marketed by Erchonia Corporation, is used to perform a non-invasive procedure reported to be safe and easy to perform, without causing patient pain. In September 2011, the FDA cleared the marketing of an ultrasound energy-based product for body contouring offered by Solta Medical, Inc., a publicly traded company. This ultrasound energy-based product utilizes heat to non-invasively eliminate fat cells in a single procedure. We believe that the marketing of this product extended the sales cycle for CoolSculpting during 2012 and may continue to have an impact on our sales in the future. The timing of, and publicity around, the introduction of such products or other technologies is outside our control, and may have an adverse impact on our sales and the rate at which practices purchase Coolsculpting systems and/or Coolsculpting cycles.

Due to less stringent regulatory requirements, there are many more aesthetic products and procedures available for use in international markets than are approved for use in the United States. For example, multiple ultrasound energy-based products have been cleared for marketing outside the United States. There are also fewer limitations on the claims our competitors in international markets can make about the effectiveness of their products and the manner in which they can market them. As a result, we face more competition in these markets than in the United States.

We also compete generally against medical technology and aesthetic companies, including those offering products and technologies unrelated to fat reduction, for customer resources and mind share. Some of our competitors have a broad range of product offerings, large direct sales forces, and long-term customer relationships with our target customers, which could inhibit our market penetration efforts. Our potential customers also may need to recoup the cost of expensive products that they have already purchased from our competitors, and thus they may decide to delay purchasing, or not to purchase, our CoolSculpting system.

Many of our competitors are large, experienced companies that have substantially greater resources and brand recognition than we do. Competing in the medical technology and aesthetic markets could result in price-cutting, reduced profit margins, and limited market share, any of which would harm our business, financial condition, and results of operations.

Third parties may attempt to produce counterfeit versions of our products and may harm our ability to collect fees from sales of consumables, negatively affect our reputation, or harm patients and subject us to product liability.

Third parties may seek to develop counterfeit CoolCards and procedure packs that are compatible with our CoolSculpting system and available to practitioners at lower prices than our own. If security features incorporated into the design of our CoolSculpting system are unable to prevent the introduction of counterfeit CoolCards, we may not be able to monitor the number of procedures performed using our CoolSculpting system. Practitioners may be able to make unauthorized use of our CoolSculpting system and our ability to collect fees from sales of consumables may be compromised. Consumable revenues represented 49% and 32% of total revenues for the years ended December 31, 2012 and 2011, respectively, and 47% for the nine months ended September 30, 2013, and an inability to collect fees from the sale of consumables in the future would have a material adverse effect on our results of operations.

In addition, if counterfeit products are used with or in place of our own, we could be subject to product liability lawsuits resulting from the use of damaged or defective goods and suffer damage to our reputation.

For example, in January 2013, the Mercantile Court in Spain rendered its ruling on the merits of Massachusetts General Hospital’s, or MGH, and our request for a permanent injunction against Clinipro’s LipoCryo device based on Clinipro’s infringement of two European patents owned by MGH and globally licensed exclusively to us. While the Mercantile Court had earlier granted in 2012 MGH’s and our request for a preliminary injunction, the Court, in a January ruling, denied the request for a permanent injunction. The Mercantile Court’s ruling affects only Clinipro’s activities in Spain and we have appealed the ruling. Further, although we and MGH did prevail against Clinipro in a patent infringement case in France, holding that an MGH patent exclusively licensed to us is valid and enforceable and enjoining Clinipro and its distributors from selling LipoCryo in France, Clinipro has appealed that ruling, and there is no assurance that Clinipro will not prevail.

We have limited experience in manufacturing our CoolSculpting system, and if we are unable to manufacture our CoolSculpting system in high-quality commercial quantities successfully and consistently to meet demand, our growth will be limited.

Our CoolSculpting system consists of a CoolSculpting control unit and our CoolSculpting applicators. Our CoolSculpting procedure packs are composed of consumable CoolGels and CoolLiners and a disposable computer cartridge that we market as the CoolCard. The CoolCard contains enabling software that permits our customers to perform a fixed number of CoolSculpting cycles. Prior to the second quarter of 2013, we manufactured our CoolSculpting system and related procedure packs through a combination of direct manufacturing and through third-party manufacturers. During the second quarter of 2013, we fully in-sourced the manufacturing of our CoolSculpting system, CoolCards and CoolGels. CoolLiners continue to be manufactured through third-party manufacturers. To manufacture our CoolSculpting system in the quantities that we believe will be required to meet anticipated market demand, we will need to increase manufacturing capacity, which will involve significant challenges and may require additional regulatory approvals. In addition, the development of these manufacturing capabilities will require us to invest substantial additional funds and hire and retain the technical personnel who have the necessary manufacturing experience. We may not successfully complete any required increase to existing manufacturing processes in a timely manner, or at all.

If there is a disruption to our manufacturing operations, we will have no other means of producing our CoolSculpting systems until we restore the affected facilities or develop alternative manufacturing facilities or methods, including potentially re-outsourcing our manufacturing operations. Additionally, any damage to or destruction of our facilities or equipment may significantly impair our ability to manufacture CoolSculpting systems on a timely basis.

If we are unable to produce CoolSculpting systems in sufficient quantities to meet anticipated customer demand, our revenues, business, and financial prospects would be harmed. The lack of experience we have in producing commercial quantities of our CoolSculpting system may also result in quality issues, and result in product recalls. Manufacturing delays related to quality control could negatively impact our ability to bring our CoolSculpting system and procedure packs to market, harm our reputation, and decrease our revenues. Any recall could be expensive and generate negative publicity, which could impair our ability to market our CoolSculpting system and further affect our results of operations.

We outsource the manufacturing of key components to third-party manufacturers.

CoolLiners are manufactured by third-party manufacturers. If the operations of third-party manufacturers are interrupted or if they are unable to meet our delivery requirements due to capacity limitations, regulatory problems or other constraints, we may be limited in our ability to fulfill new customer orders or to repair equipment at current customer sites. Any change to another contract manufacturer would likely entail significant delay, require us to devote substantial time and resources, and could involve a period in which our products could not be produced in a timely or consistently high-quality manner, any of which could harm our reputation and results of operations.

Our manufacturing operations are dependent upon third-party suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm our business.

Our CoolSculpting system contains two critical components, the integrated circuit contained in the CoolSculpting control unit and the CoolCard, which is supplied by Renesas Electronics Corporation in Japan, and the connector that attaches our applicators to the control unit, which is supplied by Hypertronics Corporation in Hudson, Massachusetts. The single source suppliers of these two critical components may not be replaced without significant effort and delay in production. We do not have supply agreements with the suppliers of these critical components beyond purchase orders. However, we maintain a safety stock inventory for these critical components equal to one year of forecasted part requirements of the integrated circuit and one month of connectors in finished assemblies, as well as at least three months’ supply of connectors to support open purchase orders. Such forecasted amounts may be inaccurate and we may experience shortages as a result of serious supply problems with these suppliers. In addition, several other non-critical components and materials that compose our CoolSculpting system are currently supplied by a single supplier or a limited number of suppliers. In many of these cases, we have not yet qualified alternate suppliers and rely upon purchase orders, rather than long-term supply agreements. A supply interruption or an increase in demand beyond our current suppliers’ capabilities could harm our ability to manufacture our CoolSculpting system until new sources of supply are identified and qualified. Our reliance on these suppliers subjects us to a number of risks that could harm our business, including:

•	interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

•	delays in product shipments resulting from uncorrected defects, reliability issues, or a supplier’s variation in a component;

•	a lack of long-term supply arrangements for key components with our suppliers;

•	inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;

•	difficulty and cost associated with locating and qualifying alternative suppliers for our components in a timely manner;

•	production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;

•	delay in delivery due to our suppliers prioritizing other customer orders over ours;

•	damage to our brand reputation caused by defective components produced by our suppliers;

•	increased cost of our warranty program due to product repair or replacement based upon defects in components produced by our suppliers; and

•	fluctuation in delivery by our suppliers due to changes in demand from us or their other customers.

Any interruption in the supply of components or materials, or our inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers, which would have an adverse effect on our business.

Recent regulations related to conflict minerals could adversely impact our business.

The Dodd-Frank Wall Street Reform and Consumer Protection Act contains provisions to improve transparency and accountability concerning the supply of tin, tantalum, tungsten and gold, known as conflict minerals, originating from the Democratic Republic of Congo (the “DRC”) and adjoining countries. As a result, in August 2012 the SEC adopted annual disclosure and reporting requirements for public companies that use conflict minerals mined from the DRC and adjoining countries in their products. We have determined that we use at least one of these conflict minerals in the manufacture of our CoolSculpting system, although we have not yet determined the source of the conflict minerals that we use. These new disclosure requirements require us to use diligent efforts to determine which conflict minerals we use and the source of those conflict minerals, and disclose the results of our findings beginning in May 2014. There are and will be costs associated with complying with these disclosure requirements, including those costs incurred in conducting diligent efforts to determine which conflict minerals we use and the sources of conflict minerals used in our CoolSculpting system and related consumables. Further, the implementation of these rules could adversely affect the sourcing, supply and pricing of materials used in our CoolSculpting system and related consumables. As there may be only a limited number of suppliers offering conflict free conflict minerals, we cannot be sure that we will be able to obtain necessary conflict free conflict minerals in sufficient quantities or at competitive prices. In addition, we may face reputational challenges if we determine that our CoolSculpting system and/or related consumables contain minerals not determined to be conflict free or if we are unable to sufficiently verify the origins for all conflict minerals used in our CoolSculpting system and related consumables through the procedures we may implement. If we determine to redesign our CoolSculpting system and/or related consumables to not use conflict minerals, we would incur costs associated with doing so.

We forecast sales to determine requirements for components and materials used in our CoolSculpting system, and if our forecasts are incorrect, we may experience delays in shipments or increased inventory costs.

We keep limited materials, components, and finished products on hand. To manage our operations with our third-party contract manufacturers and suppliers, we forecast anticipated product orders and material requirements to predict our inventory needs and enter into purchase orders on the basis of these requirements. Several components of our CoolSculpting system require an order lead time of six months or more. Our limited historical commercial experience and growth may not provide us with enough data to consistently and accurately predict future demand. If our business expands, and our demand for components and materials increases beyond our estimates, our contract manufacturers and suppliers may be unable to meet our demand. In addition, if we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt, delay, or prevent delivery of our CoolSculpting system to our customers. In contrast, if we overestimate our component and material requirements, we may have excess inventory, which would increase our expenses. Any of these occurrences would negatively affect our financial performance and the level of satisfaction our customers have with our business.

There exists a potential for misuse of our CoolSculpting system, which could harm our reputation and our business.

Under state law in the United States, our customers can generally allow nurse practitioners, technicians, and other non-physicians to perform CoolSculpting procedures under their direct supervision. Similarly, in markets outside of the United States, our customers can allow non-physicians to perform CoolSculpting procedures under their supervision. Although we and our distributors provide training on the use of CoolSculpting systems, we do not supervise the procedures performed with our CoolSculpting system, nor can we be assured that direct physician supervision of procedures occurs according to our recommendations. The potential misuse of our CoolSculpting system by physicians and non-physicians may result in adverse treatment outcomes, which could harm our reputation and expose us to costly product liability litigation.

Product liability suits could be brought against us due to defective design, labeling, material, or workmanship, misuse of our CoolSculpting system, or unanticipated adverse events, and could result in expensive and time-consuming litigation, payment of substantial damages, an increase in our insurance rates and substantial harm to our reputation.

If our CoolSculpting system is defectively designed, manufactured, or labeled, contains defective components, or is misused, we may become subject to substantial and costly litigation by our customers or their patients. Misusing our CoolSculpting system or failing to adhere to operating guidelines can cause skin damage and underlying tissue damage and, if our operating guidelines are found to be inadequate, we may be subject to liability. Furthermore, if a patient is injured in an unexpected manner after undergoing a CoolSculpting procedure, even if the procedure was performed in accordance with our operating guidelines, we may be subject to product liability claims. We may also be subject to additional liability from claims related to known rare side effects such as late-onset pain, subcutaneous induration, hernia, and paradoxical hyperplasia. Product liability claims could divert management attention from our core business, be expensive to defend, and result in sizable damage awards against us. We currently have product liability insurance, but it may not be adequate to cover us against potential liability and it may be subject to material deductibles. In addition, we may not be able to maintain insurance in amounts or scope sufficient to provide us with adequate coverage against all potential liabilities. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry, and could reduce product sales. Product liability claims in excess of our insurance coverage, as well as deductibles under insurance policies, would be paid out of cash reserves, harming our financial condition and reducing our operating results.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property and proprietary business information, and certain personally identifiable information of our customers and employees in our data centers and on our networks. The secure processing, maintenance, and transmission of this information is important to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to malfeasance, employee error, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and/or damage to our reputation, any of which could have a material adverse effect on our business, profitability and financial condition.

We have increased the size of our company significantly and over a short period, and difficulties managing our growth could adversely affect our business, operating results, and financial condition.

We have increased our headcount from 153 at January 1, 2012, to 279 at September 30, 2013, and plan to continue to hire a substantial number of additional employees as we increase our commercialization and sales activities for CoolSculpting. This growth has placed and may continue to place a strain on our management and our administrative, operational, and financial infrastructure. Our ability to manage our operations and growth requires the continued improvement of our operational, financial and management controls, reporting systems, and procedures, particularly to meet the reporting requirements of the Securities Exchange Act of 1934. If we are unable to manage our growth effectively or if we are unable to attract additional highly qualified personnel, our business, operating results, and financial condition may be harmed.

We depend on skilled and experienced personnel to operate our business effectively. If we are unable to recruit, hire, and retain these employees, our ability to manage and expand our business will be harmed, which would impair our future revenues and profitability.

Our success largely depends on the skills, experience, and efforts of our executive officers and other key employees. We do not have employment contracts with any of our executive officers or other key employees that require these officers to stay with us for any period of time. Any of our executive officers and other key employees may terminate their employment with us at any time. The loss of any of our executive officers and other key employees could weaken our management expertise and harm our business operations. We only maintain key man insurance for our Chief Executive Officer.

We have experienced significant recent management turnover and our current management team has limited experience working together. We cannot assure you that we will not experience difficulties in managing the transition of our current management team.

In addition, our ability to retain our skilled employees and our success in attracting and hiring new skilled employees will be a critical factor in determining whether we will be successful in the future. We may not be able to meet our future hiring needs or retain our existing employees. We will face significant challenges and risks in hiring, training, managing, and retaining sales and marketing, product development, financial reporting, and regulatory compliance employees, many of whom are geographically dispersed. Failure to attract and retain personnel, particularly our sales and marketing, product development, financial reporting, and regulatory compliance personnel, would materially harm our ability to compete effectively and grow our business.

We may need to raise additional funds in the future, and such funds may not be available on a timely basis, or at all.

Until such time, if ever, as we can achieve positive cash flows from sales of our CoolSculpting system and from CoolSculpting consumables, we will be required to finance our operations with our cash resources. We may need to raise additional funds in the future to support our operations. We cannot be certain that additional capital will be available as needed on acceptable terms, or at all. If we require additional capital at a time when investment in our company, in medical technology or aesthetic product companies or the marketplace in general is limited, we may not be able to raise such funds at the time that we desire, or at all. If we do raise additional funds through the issuance of equity or convertible securities, the percentage ownership of holders of our common stock could be significantly diluted and these newly issued securities may have rights, preferences, or privileges senior to those of holders of our common stock. If we obtain debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we could be required to relinquish significant rights to our technologies and products, or grant licenses on terms that are not favorable to us.

If we fail to manage our exposure to global financial and securities market risk successfully, our operating results and financial statements could be materially impacted.

The primary objective of most of our investment activities is to preserve principal. To achieve this objective, a majority of our marketable investments are investment grade, liquid, fixed-income securities and money market instruments denominated in U.S. dollars. If the carrying value of our investments exceeds the fair value, and the decline in fair value is deemed to be other-than-temporary, we will be required to write down the value of our investments, which could materially harm our results of operations and financial condition. Moreover, the performance of certain securities in our investment portfolio correlates with the credit condition of the U.S. financial sector. In our current unstable credit environment, we might incur significant realized, unrealized or impairment losses associated with these investments.

Our ability to use net operating losses and tax credit carryforwards to offset future tax liabilities may be limited.

We have substantial federal net operating loss carryforwards, or NOLs, and state and federal tax credit carryforwards. A lack of future taxable income would adversely affect our ability to utilize these NOLs and tax credit carryforwards. In addition, under Section 382 of the U.S. Internal Revenue Code, or the Code, a corporation that experiences a more-than 50% ownership change over a three-year testing period is subject to limitations on its ability to utilize its pre-change NOLs and tax credit carryforwards to offset future taxable income. Future changes in our stock ownership, including as a result of this offering, many of the causes of which are outside of our control, could result in an ownership change under Section 382 of the Code. Our NOLs and tax credit carryforwards may also be impaired under state law. As a result of these limitations, we may not be able to utilize a material portion of the NOLs and tax credit carryforwards.

Risks Related to Regulation

The regulatory clearance and approval process is expensive, time-consuming, and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our CoolSculpting system and any future products we develop.

We are investing in the research and development of new products and procedures based on our proprietary controlled cooling technology platform. Our products are subject to 510(k) clearance by the FDA prior to their marketing for commercial use in the United States, and to any approvals required by foreign governmental entities prior to their marketing outside the United States. In addition, if we make any changes or modifications to our CoolSculpting system that could significantly affect its safety or effectiveness, or would constitute a change in its intended use, we may be required to submit a new application for 510(k) clearance, premarketing approval or foreign regulatory approvals. For example, we will be required to submit new 510(k) applications to expand our ability to market CoolSculpting for use on other areas of the body beyond the flanks and abdomen.

The 510(k) clearance processes, as well as the process for obtaining foreign approvals, can be expensive, time-consuming, and uncertain. We anticipate that the direct clinical costs to support a 510(k) application for an additional indication for CoolSculpting will range from $0.25 million to $0.5 million. In addition to the time required to conduct clinical trials, it generally takes from four to twelve months from submission of an application to obtain 510(k) clearance; however, it may take longer, and 510(k) clearance may never be obtained. Delays in receipt of, or failure to obtain, clearances or approvals for any product enhancements or new products we develop would result in delayed, or no, realization of revenues from such product enhancements or new products and in substantial additional costs which could decrease our profitability.

In addition, we are required to continue to comply with applicable FDA and other regulatory requirements once we have obtained clearance or approval for a product. There can be no assurance that we will successfully maintain the clearances or approvals we have received or may receive in the future. Our clearances can be revoked if safety or effectiveness problems develop. Any failure to maintain compliance with FDA and applicable international regulatory requirements could harm our business, financial condition, and results of operations.

We will be subject to significant liability if we are found to have improperly promoted CoolSculpting for off-label uses.

The FDA strictly regulates the promotional claims that may be made about FDA-cleared products. In particular, a product may not generally be promoted for uses that are not cleared or approved by the FDA as reflected in the product’s labeling. Our current FDA labeling only permits marketing CoolSculpting in the United States for use on the flanks and for the abdomen and restricts us from promoting it for use on other parts of the body. The FDA does not regulate the practice of medicine however, and, we are aware that CoolSculpting is used by our customers on other parts of the body. If we are found to have inappropriately promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and entered agreements with several companies that require cumbersome reporting and oversight of sales and marketing practices. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

CoolSculpting may cause or contribute to adverse medical events that we are required to report to the FDA and if we fail to do so, we could be subject to sanctions that would materially harm our business.

Rare side effects have been reported after receiving CoolSculpting treatments, such as late-onset pain, subcutaneous induration, hernia, and paradoxical hyperplasia. There may be other new side effects that are reported to us as use of CoolSculpting increases. We may need to update our labeling, or take other regulatory action, in response to adverse event reports. In addition, FDA regulations require that we report certain information about adverse medical events if our medical devices may have caused or contributed to those adverse events, or if our device has malfunctioned. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the FDA could take action including criminal prosecution, the imposition of civil monetary penalties, revocation of our device clearance or approval, seizure of our products, or delay in approval or clearance of future products.

We are currently, and in the future our contract manufacturers may be, subject to various governmental regulations related to the manufacturing of CoolSculpting, and we may incur significant expenses to comply with, experience delays in our product commercialization as a result of, and be subject to, material sanctions if we or our contract manufacturers violate these regulations.

Our manufacturing processes and facilities are required to comply with the FDA’s Quality System Regulation, or the QSR, which covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage, and shipping of our devices. Although we believe we are compliant with the QSRs, the FDA enforces the QSR through periodic announced or unannounced inspections of manufacturing facilities. We have been, and anticipate in the future being, subject to such inspections, as well as to inspections by other federal and state regulatory agencies.

Failure to comply with applicable FDA requirements, or later discovery of previously unknown problems with our products or manufacturing processes, including our failure or the failure of one of our third-party contract manufacturers to take satisfactory corrective action in response to an adverse QSR inspection, can result in, among other things:

•	administrative or judicially-imposed sanctions;

•	injunctions or the imposition of civil penalties;

•	recall or seizure of our products;

•	total or partial suspension of production or distribution;

•	the FDA’s refusal to grant pending future clearance or pre-market approval for our products;

•	withdrawal or suspension of marketing clearances or approvals;

•	clinical holds;

•	warning letters;

•	refusal to permit the import or export of our products; and

•	criminal prosecution of us or our employees.

Any of these actions, in combination or alone, could prevent us from marketing, distributing, or selling our products and would likely harm our business.

We could have to issue a correction or removal to reduce a risk to health posed by our device or to remedy a violation which may present a risk to health. In addition, a product defect or regulatory violation could lead to a government-mandated or voluntary recall by us. The FDA could request that we initiate a voluntary recall if a product was defective or presented a risk of injury or gross deception. The FDA could order a recall if there is a reasonable probability that our product would cause serious adverse health consequences or death. Regulatory agencies in other countries have similar authority to recall devices because of material deficiencies or defects in design or manufacture that could endanger health. Any recall would divert management attention and financial resources, could cause the price of our shares of common stock to decline and expose us to product liability or other claims, including contractual claims from parties to whom we sold products and harm our reputation with customers. A recall involving our CoolSculpting system would be particularly harmful to our business and financial results and, even if we remedied a particular problem, would have a lasting negative effect on our reputation and demand for our products.

Legislative or regulatory healthcare reforms may make it more difficult and costly for us to obtain regulatory clearance or approval of our products and to produce, market, and distribute our products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture, and marketing of regulated products or the reimbursement thereof.

In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. For example, in the future, the FDA may require more burdensome premarket approval of our procedures rather than the 510(k) clearance process we have used to date and anticipate primarily using in the future. Our CoolSculpting Platform is also subject to state regulations which are, in many instances, in flux. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our products. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

•	changes to manufacturing methods;

•	recall, replacement, or discontinuance of certain products;

•	additional record keeping; and

•	additional warnings.

Each of these would likely entail substantial time and cost and could materially harm our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for our new products would harm our business, financial condition, and results of operations.

Federal and state governments in the United States are also undertaking efforts to control growing health care costs through legislation, regulation, and voluntary agreements with medical care providers, and third-party payers. In March 2010, Congress enacted comprehensive health care reform legislation known as the Patient Protection and Affordable Care Act of 2010, which, as amended, is often called “PPACA.” Among other things, PPACA established the framework for new regulatory mandates and other measures designed to constrain medical costs. PPACA also established significant taxes on medical technology manufacturers that are expected to result in significant cost to the medical technology industry. PPACA imposes a 2.3% excise tax on certain sales of medical devices by manufacturers. There is no exemption for small companies, and we began paying the tax in 2013. We expect compliance with PPACA to continue to impose significant administrative and financial burdens on us, which may harm our results of operations.

We may be subject to various federal and state laws pertaining to health care marketing and promotional practices and other business practices, and any violations by us of such laws could result in fines or other penalties.

State and federal authorities have targeted medical technology companies for alleged violations of laws and regulations, based on off-label marketing schemes and other improper promotional practices. Companies targeted in such prosecutions have paid substantial fines in the hundreds of millions of dollars or more, have been forced to implement extensive corrective action plans, and have often become subject to consent decrees severely restricting the manner in which they conduct their business. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions which would materially harm our business.

Also, the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Some of our distribution partners are located in parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. We cannot assure you that our internal control policies and procedures will protect us from reckless or negligent acts committed by our employees, distributors, partners, or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties, or prosecution and have a negative impact on our business, results of operations and reputation.

We are subject to numerous environmental, health and safety laws and regulations, and must maintain licenses or permits, and non-compliance with these laws, regulations, licenses, or permits may expose us to significant costs or liabilities.

We are subject to numerous foreign, federal, state, and local environmental, health and safety laws and regulations relating to, among other matters, safe working conditions and environmental protection, including those governing the generation, storage, handling, use, transportation, and disposal of hazardous or potentially hazardous materials. Some of these laws and regulations require us to obtain licenses or permits to conduct our operations. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. If we violate or fail to comply with these laws, regulations, licenses, or permits, we could be fined or otherwise sanctioned by regulators. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.

Risks Related to Our Intellectual Property

If we are unable to obtain, maintain, and enforce intellectual property protection covering our CoolSculpting system and any future products we develop, others may be able to make, use, or sell products substantially the same as ours, which could adversely affect our ability to compete in the market.

Our commercial success is dependent in part on obtaining, maintaining, and enforcing our intellectual property rights, including our patents and the patents we exclusively license. If we are unable to obtain, maintain, and enforce intellectual property protection covering our CoolSculpting system and any other products we develop, others may be able to make, use, or sell products that are substantially the same as ours without incurring the sizable development and licensing costs that we have incurred, which would adversely affect our ability to compete in the market.

We seek to obtain and maintain patents and other intellectual property rights to restrict the ability of others to market products that compete with our products. As of September 30, 2013, our patent portfolio comprised 10 issued U.S. patents, 74 issued foreign counterpart patents, 27 pending U.S. patent applications and 75 pending foreign counterpart patent applications, each of which we own solely or license exclusively. However, patents may not be issued on any pending or future patent applications we file and, moreover, issued patents owned or licensed to us now or in the future may be found by a court to be invalid or otherwise unenforceable. Also, even if our patents are determined by a court to be valid and enforceable, they may not drafted or interpreted sufficiently broadly to prevent others from marketing products and services similar to ours or designing around our patents, and they may not provide us with freedom to operate unimpeded by the patent rights of others.

We have a number of foreign patents and applications, and expect to continue to pursue patent protection in the jurisdictions in which we do or intend to business. However, the laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as laws in the United States, and many companies have encountered significant difficulties in obtaining, protecting, and defending such rights in foreign jurisdictions. If we encounter such difficulties or we are otherwise precluded from effectively protecting our intellectual property rights in foreign jurisdictions, our business prospects could be substantially harmed.

The patent positions of medical technology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in patents in these fields has emerged to date in the United States or in many foreign jurisdictions. Both the U.S. Supreme Court and the Court of Appeals for the Federal Circuit have made, and will likely continue to make, changes in how the patent laws of the United States are interpreted. Similarly, foreign courts have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. In addition, the U.S. Congress is currently considering legislation that would change provisions of the patent law. We cannot predict future changes U.S. and foreign courts may make in the interpretation of patent laws or changes to patent laws which might be enacted into law by U.S. and foreign legislative bodies. Those changes may materially affect our patents, our ability to obtain patents or the patents and applications of our collaborators and licensors.

Future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage, which could adversely affect our financial condition and results of operations. For example:

•	others may be able to make systems or devices that are similar to ours but that are not covered by the claims of our patents;

•	others may assert that our licensors or we were not the first to make the inventions covered by our issued patents or pending patent applications;

•	our pending patent applications may not result in issued patents;

•	our issued patents may not provide us with any competitive advantages or may be held invalid or unenforceable as a result of legal challenges by third parties;

•	the claims of our issued patents or patent applications when issued may not cover our CoolSculpting system or the future products we develop;

•	there may be dominating patents relevant to our controlled cooling technology of which we are not aware;

•	there may be prior public disclosures that could invalidate our inventions or parts of our inventions of which we are not aware;

•	the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States; and

•	we may not develop additional proprietary technologies that are patentable.

From time to time, we analyze our competitors’ products and services, and may in the future seek to enforce our patents or other rights to counter perceived infringement. However, infringement claims can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that the patent we seek to enforce is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the patent in question does not cover the technology in question. An adverse result in any litigation could put one or more of our patents at risk of being invalidated or interpreted narrowly. Similarly, some of our competitors may be able to devote significantly more resources to intellectual property litigation, and may have significantly broader patent portfolios to assert against us if we assert our rights against them. Finally, because of the substantial discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be disclosed or otherwise compromised during this type of litigation.

For example, in January 2013, the Mercantile Court in Spain rendered its ruling on the merits of Massachusetts General Hospital’s, or MGH, and our request for a permanent injunction against Clinipro’s LipoCryo device based on Clinipro’s infringement of two European patents owned by MGH and globally licensed exclusively to us. While the Mercantile Court had earlier granted in 2012 MGH’s and our request for a preliminary injunction, the Court, in a January ruling, denied the request for a permanent injunction. The Mercantile Court’s ruling affects only Clinipro’s activities in Spain and we have appealed the ruling. Further, although we and MGH did prevail against Clinipro in a patent infringement case in France, holding that an MGH patent exclusively licensed to us is valid and enforceable and enjoining Clinipro and its distributors from selling LipoCryo in France, there is no assurance that Clinipro will not appeal that ruling or, if it does so, that it will not prevail.

We rely on a license relationship with Massachusetts General Hospital for much of our core intellectual property, and this arrangement could restrict the scope and enforcement of our intellectual property rights and limit our ability to successfully commercialize our products.

We have exclusively licensed certain intellectual property from the General Hospital Corporation, a not-for-profit Massachusetts Corporation, which owns and operates the Massachusetts General Hospital, or MGH, related to our CoolSculpting system. We rely on MGH to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property we license. We have not had and do not have primary control over these activities for certain of our patents or patent applications and other intellectual property rights we license, and therefore cannot guarantee that these patents and applications will be prosecuted or immediately enforced in a manner consistent with the best interests of our business. We cannot be certain that such activities by third parties have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. Additionally, we cannot control the publication or other disclosures of research carried out by MGH relating to technology that could otherwise prove patentable.

Pursuant to the terms of the license agreement with MGH, MGH has the right to control enforcement of our licensed patents or defense of any claims asserting the invalidity of these patents. Even if we are permitted to pursue such enforcement or defense, we will require the cooperation of MGH, and cannot guarantee that we would receive it. We cannot be certain that MGH will allocate sufficient resources or prioritize its or our enforcement of such patents or defense of such claims to protect our interests in the licensed patents. If we cannot obtain patent protection, or enforce existing or future patents against third parties, our competitive position and our financial condition could suffer.

We are exploring additional uses of our proprietary controlled cooling technology platform for the dermatology, plastic surgery, and aesthetic markets. We also plan to explore potential therapeutic uses for our platform technology, either directly or through collaborative arrangements with strategic partners. Although MGH cannot restrict our future product development efforts, the terms of our license agreement with MGH may require us to pay MGH a royalty of up to 7% of net sales of future products we develop or that may be developed by our strategic partners. Whether we are required to pay a royalty will depend on whether our future products incorporate the intellectual property we licensed from MGH. Any royalty we are required to pay will reduce our income from sales of such future products and may make it more difficult for us to successfully commercialize these products directly or through a strategic partner.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

We rely on trade-secret protection to protect our interests in proprietary know-how and for processes for which patents are difficult or impossible to obtain or enforce. We may not be able to protect our trade secrets adequately. We have limited control over the protection of trade secrets used by our third-party manufacturers and suppliers. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors and outside scientific advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third-party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. We rely, in part, on non-disclosure and confidentiality agreements with our employees, consultants and other parties to protect our trade secrets and other proprietary technology. These agreements may be breached and we may not have adequate remedies for any breach. Moreover, others may independently develop equivalent proprietary information, and third parties may otherwise gain access to our trade secrets and proprietary knowledge. We may now or in the future incorporate open source software in our products’ firmware. Open source software licenses can be ambiguous, and there is a risk that these licenses could be construed to require us to disclose or publish, in source code form, some or all of our proprietary firmware code. Any disclosure of confidential information into the public domain or to third parties could allow our competitors to learn our trade secrets and use the information in competition against us, which could adversely affect our competitive advantage.

Our CoolSculpting system and any future products or services we develop could be alleged to infringe patent rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages or limit our ability to commercialize our products.

Our commercial success depends on our ability to develop, manufacture, and market our CoolSculpting system and use our proprietary controlled cooling technology without infringing the patents and other proprietary rights of third parties. As the medical technology and aesthetic product industries expand and more patents are issued, the risk increases that there may be patents issued to third parties that relate to our products and technology of which we are not aware or that we must challenge to continue our operations as currently contemplated. Our products may infringe or may be alleged to infringe these patents.

In addition, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing (or, in some cases, are not published until they issue as patents) and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications. Another party may have filed, and may in the future file, patent applications covering our products or technology similar to ours. Any such patent application may have priority over our patent applications or patents, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the Patent and Trademark Office, or PTO, to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if the other party had independently arrived at the same or similar invention prior to our own invention, resulting in a loss of our U.S. patent position with respect to such inventions.

There is substantial litigation involving patent and other intellectual property rights in the medical technology and aesthetic industries generally. If a third party claims that we or any collaborator infringes its intellectual property rights, we may face a number of issues, including, but not limited to:

•	infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

•

substantial damages for infringement, which we may have to pay if a court decides that the product at issue infringes on or violates the third party’s rights, and if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

•	a court prohibiting us from selling or licensing our products unless the third party licenses its product rights to us, which it is not required to do at a commercially reasonable price or at all;

•	if a license is available from a third party, we may have to pay substantial royalties, upfront fees or grant cross-licenses to intellectual property rights for our products; and

•

redesigning our products or processes so they do not infringe, which may not be possible at all or may require substantial monetary expenditures and time, during which our products may not be available for sale.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Finally, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Our intellectual property rights will further be affected in ways that are difficult to anticipate by the provisions of the America Invents Act (2011).

Enacted in September 2011, the America Invents Act, or AIA, is the first major overhaul of the U.S. patent system since 1952, and includes a number of changes to established practices, which came into effect between September 2011 and March 2013. The most significant changes include the transition to a modified first-to-file system, the availability of new post-grant review for issued patents, various procedural changes including the third-party submission of prior art and the availability of derivation proceedings and supplemental examination, and an expanded prior commercial user rights defense to a claim of patent infringement. The scope of these changes and the lack of experience with their practical implementation, suggest a transitional period with some uncertainty over the next few years. Several provisions of the AIA will likely be tested in U.S. federal courts over time.

The changes to the U.S. patent system in the AIA will have an impact on our intellectual property rights and how business is conducted in general. For example, the recently implemented modified first-to-file system places a premium on filing as early as possible and appears to increase what is available as prior art, by changing the applicable definitions. In particular, the grace period in the year prior to the filing date is now limited to an inventor’s own publications, and third party publications occurring after a publication by the inventor. For patent applications filed on or after March 16, 2013, we may expect post-grant review challenges initiated up to nine months after the corresponding patent issues.

While the AIA was intended to make the resolution of intellectual property disputes easier and less expensive, we may in the future have to prove that we are not infringing patents or we may be required to obtain licenses to such patents. However, we do not know whether such licenses will be available on commercially reasonable terms, or at all. Prosecution of patent applications, post-grant opposition proceedings, and litigation to establish the validity and scope of patents, to assert patent infringement claims against others and to defend against patent infringement claims by others will be expensive and time-consuming. There can be no assurance that, in the event that claims of any of our owned or licensed patents are challenged by one or more third parties, any court or patent authority ruling on such challenge will determine that such patent claims are valid and enforceable. An adverse outcome in such litigation or post grant proceeding could cause us to lose exclusivity relating to the subject matter delineated by such patent claims and may have a material adverse effect on our business. If a third party is found to have rights covering products or processes used by us, we could be forced to cease using the products or processes covered by the disputed rights, be subject to significant liabilities to such third party and/or be required to license technologies from such third party.

Risks Related to Our Common Stock

Our stock price has been and will likely continue to be volatile.

Our stock price is volatile and from October 19, 2011, the first day of trading of our common stock, to November 7, 2013, our stock has had low and high sales prices per share in the range from $3.20 to $17.41 per share. Among the factors that may cause the market price of our common stock to fluctuate are the risks described in this “Risk Factors” section and other factors, including:

•	fluctuations in our operating results or the operating results of our competitors;

•	changes in estimates of our financial results or recommendations or cessation of coverage by securities analysts;

•	changes in the estimates of the future size and growth rate of our market opportunity;

•	changes in accounting principles or changes in interpretations of existing principles, which could affect our financial results;

•	conditions and trends in the markets we serve;

•	changes in general economic, industry, and market conditions;

•	changes in our pricing policies;

•	announcements of significant new technologies, procedures, or acquisitions by us or our competitors;

•	the success of competitive technologies and procedures;

•	announcement of adverse events;

•	changes in legislation or regulatory policies, practices or actions;

•	the commencement or outcome of litigation involving our company, our general industry or both;

•	recruitment or departure of our executives and other key employees;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	actual or expected sales of our common stock by the holders of our common stock; and

•	the trading volume of our common stock.

In addition, the stock market in general and the market for medical technology and aesthetic product companies in particular may experience a loss of investor confidence. The stock markets recently have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class-action litigation. Further, class-action litigation, even if unsuccessful, could be costly to defend and divert management’s attention and resources, which could further materially harm our financial condition and results of operations.

The requirements of being a public company may strain our resources, divert management’s attention, and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the listing requirements of the securities exchange on which we trade and other applicable federal and state securities rules and regulations. Compliance with these rules and regulations has increased our legal and financial compliance costs, made some activities more difficult, time-consuming, or costly and increased demand on our business systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a public company in the United States, we and our independent auditors are required pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, to furnish a report on, among other things, the effectiveness of our internal control over financial reporting. These controls may become inadequate because of changes in conditions or the degree of compliance with these policies or procedures may deteriorate and weaknesses in our internal control over financial reporting may be discovered. In the event that we are not able to demonstrate compliance with Section 404 in a timely manner, or are unable to produce timely or accurate financial statements, we may be subject to sanctions or investigations by regulatory authorities such as the SEC and the securities exchange on which we trade and investors may lose confidence in our operating results, which would have a material adverse effect on our business and on the price of our common stock and our ability to access the capital markets.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price and the listing of our common stock on the NASDAQ Global Select Market.

As a public company, we require greater financial resources than we had as a private company. We cannot provide you with assurance that our finance department has or will maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	fraudulent action of an individual or collusion of two or more people;

•	inappropriate management override of procedures; and

•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial control.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to de-listing on the NASDAQ Global Select Market, SEC investigation, and civil or criminal sanctions.

We do not currently intend to pay dividends on our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to invest our future earnings, if any, to fund the development and growth of our business. The payment of dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, future prospects, restrictions imposed by applicable law, any limitations on payments of dividends present in any debt agreements we may enter into and other factors our Board of Directors may deem relevant. If we do not pay dividends, your ability to achieve a return on our common stock will depend on any future appreciation in the market price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which our holders have purchased their common stock.

Our directors, executive officers, and significant stockholders hold a majority of our common stock, which may lead to conflicts of interest with other stockholders over corporate transactions and other corporate matters.

Our directors, executive officers, and beneficial holders of 10% or more of our outstanding common stock beneficially own a majority of our outstanding common stock. This concentration of ownership may not be in the best interests of our other stockholders. We are not aware of any stockholder or voting agreements or understandings between or among our directors, officers, or holders of our outstanding common stock currently in place. However, these stockholders, acting together, would be able to control all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or other business combinations. This control could delay, deter, or prevent a third party from acquiring or merging with us, which could adversely affect the market price of our common stock.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current directors and management team, and limit the market price of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of our common stock, and adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. These provisions include:

•	dividing our board into three classes, with each class serving a staggered three-year term;

•	prohibiting our stockholders from calling a special meeting of stockholders or acting by written consent;

•

permitting our board to issue additional shares of our preferred stock, with such rights, preferences and privileges as they may designate, including the right to approve an acquisition or other changes in control;

•	establishing an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board of Directors;

•	providing that our directors may be removed only for cause;

•	providing that vacancies on our Board of Directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•

requiring the approval of our Board of Directors or the holders of a super-majority of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our board, which is responsible for appointing the members of our management.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that currently own 15% or more of our outstanding voting stock.

You will experience immediate and substantial dilution.

Since the public offering price of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus of $13.00 is higher than the net tangible book value per share of our common stock, which was $1.57 per share as of September 30, 2013, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering in the amount of $11.43.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus supplement and accompanying prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, the date of the accompanying prospectus (with respect to risks described therein), the date of any free writing prospectus we have authorized for use in connection with this offering with respect to statements made therein, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors.” They are also described in our most recent Quarterly Report on Form 10-Q, including without limitation under the caption “Risk Factors” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares being offered hereby.

PRICE RANGE OF OUR COMMON STOCK

Our common stock has been traded on the NASDAQ Global Select Market under the symbol of “ZLTQ” since it began trading on October 19, 2011. The following table sets forth on a per share basis, for the periods indicated, the high and low sale prices of our common stock as reported by the NASDAQ Global Select Market.

	High	Low
2011
Fourth Quarter (beginning October 19, 2011)	$17.41	$10.77

	High	Low
2012
First Quarter	$12.66	$5.60
Second Quarter	6.40	3.85
Third Quarter	6.50	4.25
Fourth Quarter	7.08	4.00

	High	Low
2013
First Quarter	$5.11	$3.47
Second Quarter	6.70	3.20
Third Quarter	9.79	5.85
Fourth Quarter (through November 7, 2013)	15.45	8.71

As of October 31, 2013, there were approximately 29 holders of record of our common stock. On November 7, 2013, the last reported sale price of our common stock on The NASDAQ Global Select Market was $13.55 per share.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future. We intend to retain our earnings to finance the development of our business. Any future dividend policy will be determined by our board of directors based upon conditions then existing, including our earnings, financial condition, tax position and capital requirements, as well as such economic and other conditions as our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2013:

As of September 30, 2013
(in thousands, except share and per share data) (unaudited)
Cash and cash equivalents	$24,219

Stockholders’ Equity:
Preferred Stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	$—
Common Stock, $0.001 par value, 500,000,000 shares authorized; 36,289,608(1) shares issued and outstanding	41
Additional paid-in capital	191,172
Accumulated other comprehensive income	8
Accumulated deficit	(127,654)

Total stockholders’ equity	63,567

Total capitalization	$63,567

(1)	Excludes (i) 4,043,093 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.07 per share, (ii) 1,973,952 shares issuable upon the vesting of outstanding restricted stock units, and (iii) 1,621,727 additional shares reserved for future issuance under our incentive compensation plans, including our 2011 employee stock purchase plan.

SELLING STOCKHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholders as of October 31, 2013, assuming no exercise of the underwriters’ option to purchase additional shares. As of October 31, 2013, there were 36,575,060 shares of our common stock outstanding.

The information in the table below with respect to the selling stockholders is obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their pledgees, donees, assignees, transferees and successors and others who may hold any of the selling stockholders’ interest.

	Shares beneficially owned prior to the offering		Shares offered(1)	Shares beneficially owned after the offering(1)
	Number	Percent		Number	Percent
Entities affiliated with Advanced Technology Ventures(2)	7,901,221	21.6%	3,500,000	4,401,221	12.0%
Entities and managing members affiliated with Aisling Capital III, LP(3)	4,172,742	11.4%	500,000	3,672,742	10.0%
Entities affiliated with Venrock Associates V, L.P.(4)	6,033,233	16.5%	500,000	5,533,233	15.1%

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares. If the underwriters exercise their option to purchase additional shares in full, the number of shares to be sold in this offering, and the number of shares to be beneficially owned and percent beneficially owned after this offering, for the selling stockholders are set forth in the following footnotes.
(2)	Number of shares beneficially owned prior to the offering consists of 7,416,358 shares held by Advanced Technology Ventures VII, L.P. (“Ventures”), 297,614 shares held by Advanced Technology Ventures VII (B), L.P. (“Ventures B”), 143,051 shares held by Advanced Technology Ventures VII (C), L.P. (“Ventures C”) and 44,198 shares held by ATV Entrepreneurs VII, L.P. (“Entrepreneurs”, and collectively with Ventures, Ventures B and Ventures C, the “ATV Funds”). The shares directly held by the ATV Funds are indirectly held by ATV Associates VII, L.L.C. (“ATV Associates”) as general partner, and each of the individual managing directors of ATV Associates. The individual managing directors (collectively, the “Managers”) of ATV Associates are Michael A. Carusi, Jean George, Steven N. Baloff, Robert C. Hower and William C. Wiberg. Ms. George is a director of our company. If the underwriters exercise their option to purchase additional shares, the number of shares to be sold in this offering, the number of shares to be beneficially owned, and the percent to be beneficially owned, after this offering will be 4,025,000 shares, 3,876,221 shares and 10.6%, respectively.
(3)	The shares directly held by Aisling Capital III, LP (“Aisling”) are indirectly held by Aisling Capital Partners III, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners III, LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. The individual managing members (collectively, the “Managers”) of Aisling Partners are Dennis Purcell, Andrew Schiff and Steve Elms. Dr. Schiff is a director of our company. If the underwriters exercise their option to purchase additional shares, the number of shares to be sold in this offering, the number of shares to be beneficially owned, and the percent to be beneficially owned, after this offering will be 575,000 shares, 3,597,742 shares and 9.8%, respectively.
(4)

Amount includes 5,443,815 shares held by Venrock Associates V, L.P. (“VA5”), 127,923 shares held by Venrock Entrepreneurs Fund V, L.P. (“VEF5”) and 461,495 shares held by Venrock Partners V, L.P. (“VP5”, and collectively with VA5 and VEF5, the “Venrock Funds”). Venrock Management V, LLC (“VM5”), VEF Management V, LLC (“VEFM5”) and Venrock Partners Management V, LLC (“VPM5”) are the sole general partners of VA5, VEF5 and VP5, respectively. Brian D. Ascher, Michael C. Brooks, Anthony B. Evnin, Anders D. Hove, Bryan E. Roberts, and Michael F. Tyrrell are the members of each of VM5, VEFM5, and VPM5 and share voting and dispositive power over the shares held by VA5, VEF5 and VP5. Dr. Roberts is a director of our company. If the underwriters exercise their option to purchase additional shares, the number of shares to be sold in this offering, the number of shares to be beneficially owned, and the percent to be beneficially owned, after this offering will be 575,000 shares, 5,458,233 shares and 14.9%, respectively.

We entered into a distribution agreement with ADVANCE Medical, Inc., or ADVANCE, dated March 18, 2011, and amended on February 27, 2012, and September 4, 2012, appointing ADVANCE as the exclusive distributor of CoolSculpting in Brazil and Mexico. ADVANCE is required to purchase a minimum quantity of our products each calendar quarter throughout the term of the distribution agreement. The Venrock Funds, principal stockholders of ZELTIQ, or their affiliates, own a significant equity interest in ADVANCE Medical, Ltd., the parent company of ADVANCE. Dr. Bryan E. Roberts, who is a member of the Board, is also a member of each of the general partners of the Venrock Funds. The revenue recognized by ZELTIQ under this distribution agreement for the year ended December 31, 2012, was $2.5 million and the accounts receivable balance as of December 31, 2012, was $0.1 million.

EXECUTIVE COMPENSATION INFORMATION

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by the individuals who were our named executive officers during the year ended December 31, 2012, and supersedes and replaces such information previously disclosed in our SEC filings. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensations(2)		Total
Mark Foley(4)	2012	$185,897	4,078,921	4,421,684	(6)(8)	—		243,735	(3)	$8,930,237
President and Chief Executive Officer
Patrick Williams(5)	2012	$37,756	346,500	361,860		25,000	(13)	59		$771,175
Chief Financial Officer, Senior Vice President
Kristine Tatsutani	2012	$262,500	194,420	157,462		—		12,191		$626,573
Chief Scientific Officer and Senior Vice President of Clinical, Regulatory and Quality	2011	$163,333	—	1,143,011		40,522		6,700		$1,353,566
Sergio Garcia(7)	2012	$215,660	581,500	134,718		—		31,670		$963,548
Senior Vice President, General Counsel and Corporate Secretary
Carl Lamm	2012	$219,086	122,446	172,334		—		5,031		$518,897
Vice President, Operations
Gordon E. Nye(9)	2012	$151,603	204,519	370,498		—		448,524		$1,175,144
Former	2011	$425,000	—	—		190,625		82,420		$698,045
President and Chief Executive Officer	2010	$325,000	—	734,787		130,000		41,235		$1,231,022
Joshua Brumm(10)	2012	$157,667	86,920	157,462		50,000	(14)	40,038		$492,087
Former Senior Vice President and Financial Officer
Steve Atkinson(11)	2012	$243,824	102,254	185,249		—		259,302		$790,629
Former Senior Vice President, International Sales	2011	$140,751	—	858,638		52,845		11,141		$1,063,375
Rick Poinsett(12)	2012	$200,000	86,920	157,462		—		239,068		$683,450
Former Senior Vice President of Operations and Research and Development

(1)

As required by SEC rules, amounts shown present the aggregate grant date fair value calculated using the same valuation methodology the company uses for financial reporting purposes in accordance with ASC 718. As a result, these amounts do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. For a description of the assumptions used in calculating the fair value of equity awards under ASC 718, see Note 10 of the company’s financial statements in the company’s Form 10-K for the year ended December 31, 2012 and 2011.

(2)	For 2012, includes (i) matching contributions to our 401(k) plan; (ii) life insurance and (iii) the value of perquisites, including car allowance, medical expenses, severance/PTO/COBRA and consultancy fees.
(3)	In addition to items discussed in Note (2) of this table, amount includes $19,402 earned by Mr. Foley for services rendered as a Board Member and $216,650 in consulting fees earned prior to becoming our Chief Executive Officer.
(4)	Mr. Foley served on our Board beginning in 2009. In April 2012, Mr. Foley served as our Interim President and Chief Executive Officer and worked in that capacity until he became a regular, full-time Officer of the company effective August 2012.
(5)	Mr. Williams joined the company as Chief Financial Officer and Senior Vice President effective November 2012.
(6)	Includes $25,426 of value related to options granted for Mr. Foley’s service on the Board.
(7)	Mr. Garcia joined the company as Senior Vice President, General Counsel and Corporate Secretary effective March 2012.
(8)	Includes the fair value associated with the probable outcome associated with Mr. Foley’s grant of 572,435 options and 286,215 RSUs that are binary for achievement purposes as the company’s stock price will either meet the vesting per share price threshold or it will not. Mr. Foley, as long as he continues to be a service provider, will have up to 10 years to achieve the per share vesting prices.
(9)	Mr. Nye resigned from his position with us effective April 2012.
(10)	Mr. Brumm resigned from his position with us effective August 2012.
(11)	Mr. Atkinson’s employment ended November 2012.
(12)	Mr. Poinsett’s employment ended October 2012.
(13)	Mr. Williams received a sign-on bonus upon his employment with ZELTIQ. In the event his employment terminates within the first twelve months of employment (voluntary or involuntary for cause) Mr. Williams is required to repay the bonus in full within thirty (30) days of termination.
(14)	Mr. Brumm received a discretionary bonus in July 2012.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income and estate taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons subject to the alternative minimum tax or Medicare contribution tax, partnerships and other pass-through entities, and investors in such pass-through entities. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income and estate tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the U.S., (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions

Subject to the discussion below, distributions, if any, made on our common stock to a Non-U.S. Holder of our common stock to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN, or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the U.S.) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the U.S.), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period. In general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our business assets. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the U.S.).

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed IRS Form W-8BEN or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Any amounts of tax withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts

A U.S. federal withholding tax of 30% may apply on dividends on and the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply on dividends on and the gross proceeds of a disposition of our common stock to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these rules for their investment in our common stock.

The IRS has issued guidance providing that the withholding provisions described above will generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of common stock on or after January 1, 2017.

Federal Estate Tax

An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock will be required to include the value thereof in his or her gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise, even though such individual was not a citizen or resident of the U.S. at the time of his or her death.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING

The company, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.	1,912,500
J.P. Morgan Securities LLC	1,575,000
Canaccord Genuity Inc.	562,500
William Blair & Company, L.L.C.	450,000

Total	4,500,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 675,000 shares from the selling stockholders to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 675,000 additional shares.

Paid by the Selling Stockholders	No Exercise	Full Exercise
Per Share	$0.78	$0.78
Total	$3,510,000	$4,036,500

We have agreed to reimburse the underwriters for expenses of up to $30,000 related to clearance of this offering with the Financial Industry Regulatory Authority, Inc.

Shares sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus supplement and to selling group members at that price less a selling concession of $0.156 per share. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The company, the selling stockholders, our directors and executive officers and affiliates of certain directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days (in the case of the company) and 70 days (in the case of the selling stockholders, our directors and executive officers and affiliates of certain directors), in each case after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC. This agreement does not apply to any existing employee benefit plans or certain other exceptions and does permit the sale of shares under existing Rule 10b5-1 plans and entry into new Rule 10b5-1 plans.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling stockholders in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NASDAQ in the over-the-counter market or otherwise.

The company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the company or borrowed from the company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the Issuer or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The company and the selling stockholders estimate that their share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $350,000. We expect to pay all expenses of this offering incurred by us and the selling stockholders, other than the underwriting discounts and commissions attributable to shares sold by the selling stockholders.

The company and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, Palo Alto, California. The underwriters are being represented by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35318):

•	our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed on March 13, 2013, as amended by our Annual Report on Form 10-K/A which was filed on August 7, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed on April 26, 2013, as amended by our Quarterly Report on Form 10-Q/A which was filed on August 7, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which was filed on August 1, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which was filed on October 31, 2013;

•	our Current Reports on Form 8-K which were filed on March 20, 2013, June 20, 2013, and October 30, 2013 (other than with respect to the information set forth under Item 2.02 and the related exhibit);

•

the portions of our definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2013, in connection with the 2013 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012; and

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on October 18, 2011.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

ZELTIQ Aesthetics, Inc.

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(925) 474-2500

Attn: Secretary

Prospectus

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

12,500,000 Shares Common Stock

From time to time, we may offer and sell up to an aggregate amount of $75,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

In addition, selling stockholders to be named in a prospectus supplement may also offer and sell, from time to time, up to 12,500,000 shares of our common stock. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by selling stockholders.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ZLTQ.” On August 13, 2013, the last reported sale price of our common stock was $7.34 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $75,000,000 of any combination of the securities described in this prospectus. In addition, under this shelf process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, offer or sell up to 12,500,000 shares of our common stock.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we and/or the selling stockholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the selling stockholders have

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authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

ZELTIQ Aesthetics, Inc.

Overview

ZELTIQ Aesthetics, Inc. is a medical technology company focused on developing and commercializing products utilizing our proprietary controlled cooling technology platform. Our first commercial product, the CoolSculpting System, is designed to selectively reduce stubborn fat bulges that may not respond to diet or exercise. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. CoolSculpting utilizes precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis, without causing scar tissue or damage to the skin, nerves, or surrounding tissue. We developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer within a treated fat bulge without requiring the patient to diet or exercise. In our pivotal U.S. clinical trial involving 60 patients, physicians were able to accurately differentiate between pre- and post-treatment photographs in 88% of the patients, while unable to identify aesthetic benefits in the remaining 12%. We received clearance from the FDA in September 2010 to market CoolSculpting for the selective reduction of fat around the flanks, an area commonly referred to as the “love handles.” We received further FDA clearance in May 2012 for the selective reduction of fat around the abdomen area. We sell our CoolSculpting System to select dermatologists, plastic surgeons, and aesthetic specialists and generate revenue from sales of our CoolSculpting System and from sales of consumables when our physician customers pay us for each CoolSculpting procedure they perform.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus. These risks include the following, among others:

•	We have limited operating experience and a history of net losses, and we may never achieve or maintain profitability.

•

Economic uncertainty has reduced and may continue to reduce patient demand for our products; if there is not sufficient patient demand for the procedures for which our products are used, practitioner demand for these systems could drop, resulting in unfavorable operating results.

•

We are dependent upon the success of CoolSculpting, which has a limited commercial history. If the market acceptance for CoolSculpting fails to grow significantly, our business and future prospects will be harmed.

•

Our ability to market CoolSculpting in the United States is limited to the non-invasive reduction of fat around the flanks and abdomen, and if we want to expand our marketing claims, we will need to obtain additional FDA clearances or approvals, which may not be granted.

•

Physicians must make significant capital expenditures to purchase our CoolSculpting System which makes it difficult to increase our customer base, and if we are not able to convince physicians to make this capital expenditure, our ability to grow our business will be harmed.

•

Third parties may attempt to produce counterfeit versions of our products and may harm our ability to collect fees from sales of consumables, negatively affect our reputation, or harm patients and subject us to product liability.

•

Product liability suits could be brought against us due to defective design, labeling, material, or workmanship, or misuse of our CoolSculpting System, or unanticipated adverse events, and could result in expensive and time-consuming litigation, payment of substantial damages, an increase in our insurance rates and substantial harm to our reputation.

•

The regulatory clearance and approval process is expensive, time-consuming, and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our CoolSculpting System and any future products we develop.

•

CoolSculpting may cause or contribute to adverse medical events that we are required to report to the FDA and if we fail to do so, we could be subject to sanctions that would materially harm our business.

•

If we are unable to obtain, maintain, and enforce intellectual property protection covering our CoolSculpting System and any future products we develop, others may be able to make, use, or sell products substantially the same as ours, which could adversely affect our ability to compete in the market.

•

We rely on a license relationship with Massachusetts General Hospital for much of our core intellectual property, and this arrangement could restrict the scope and enforcement of our intellectual property rights and limit our ability to successfully commercialize our products.

•

Our CoolSculpting System and any future products or services we develop could be alleged to infringe patent rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages or limit our ability to commercialize our products.

We were originally incorporated in Delaware in March 2005 as Juniper Medical, Inc. In July 2007, we changed our name to ZELTIQ Aesthetics, Inc. Our principal corporate offices are located at 4698 Willow Road, Suite 100, Pleasanton, CA 94588, and our telephone number is (925) 474-2500. Our website is located at www.coolsculpting.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

Unless the context requires otherwise, all references in this report to “we,” “our,” “us,” the “Company,” “ZELTIQ” and “ZELTIQ Aesthetics” refer to ZELTIQ Aesthetics, Inc. and its subsidiaries.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $75,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. In addition, the selling stockholders to be named in a supplement to this prospectus may offer or sell, from time to time, up to 12,500,000 shares of our common stock. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We or the selling stockholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We and the selling stockholders, and our or their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The selling stockholders may offer shares of our common stock to the extent such shares were issued and outstanding prior to the original date of filing of the registration statement to which this prospectus relates. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock—Preferred stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for general corporate purposes, which may include costs of developing our technologies, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder. See “Use of Proceeds” in this prospectus.

Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ZLTQ.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to commercialize and achieve market acceptance of CoolSculpting, which has a limited commercial history;

•	our future financial and operating performance;

•	our ability to obtain and maintain regulatory approvals of CoolSculpting;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for general corporate purposes, which may include costs of developing our technologies, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges for each of the periods in the table below and, accordingly, we have not included a ratio of earnings to fixed charges for these periods. The table below sets forth our deficiency of earnings to cover fixed charges on a historical basis for the periods indicated (in millions).

	Six Months Ended June 30, 2013	Years Ended December 31,
		2012	2011	2010	2009	2008
Deficiency of Earnings to Cover Fixed Charges	$11,039	$30,002	$9,555	$13,533	$17,644	$21,107

Earnings consist of pre-tax loss from continuing operations and fixed charges. Fixed charges consist of the sum of (i) interest expensed, (ii) amortized premiums, debt discounts and capitalized interest related to indebtedness, and (iii) an estimate of the interest within rental expense that is considered by us to be a reasonable approximation of the interest factor.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the bylaws.

Common stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our common stock are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if applicable;

•	the provisions for a sinking fund, if applicable;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of incorporation and bylaws. Our certificate of incorporation provides that our board of directors is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our common stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our board of directors is able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member. Our certificate of incorporation also provides that stockholder actions must be effected at a duly called meeting of stockholders, and may only be taken by consent in writing if all stockholders consent to such action in writing. Further, our certificate of incorporation provides that only the chairman of the board, the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or our chief executive officer, may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting. Our certificate of incorporation provides for the ability of the board of directors to issue, without stockholder approval, up to 50,000,000 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of our common stock. Our certificate of incorporation and bylaws also provides that approval of at least 80% of the shares entitled to vote at a meeting will be required to adopt, amend or repeal specified portions of our bylaws, or amend the provisions of our certificate of incorporation regarding, among other things, the election of directors, the inability of stockholders to take action by written consent in lieu of a meeting other than by a unanimous vote, and the inability of stockholders to call a special meeting.

The foregoing provisions make it difficult for holders of our common stock to replace our board of directors. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

Computershare Shareholder Services, Inc., is the transfer agent and registrar for our common stock. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market the symbol “ZLTQ”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. Warrants may be offered independently or in combination with other securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 12,500,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, including shares that may be owned by affiliates. The selling stockholders are former holders of our preferred stock that originally acquired the shares of our common stock included in this prospectus through several private placements of our convertible preferred stock prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering.

Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the selling stockholders’ agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Select Market engage in passive market making transactions in the common stock on the Nasdaq Global Select Market accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35318):

•	our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed on March 13, 2013, as amended by our Annual Report on Form 10-K/A which was filed on August 7, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed on April 26, 2013, as amended by our Quarterly Report on Form 10-Q/A which was filed on August 7, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which was filed on August 1, 2013;

•	our Current Reports on Form 8-K which were filed on March 20, 2013, and June 20, 2013; and

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on October 18, 2011.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

ZELTIQ Aesthetics, Inc.

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(925) 474-2500

Attn: Secretary

4,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.	J. P. Morgan

Canaccord Genuity	William Blair

November 7, 2013